IMPrfria GLOBAL INDICATORS
2009-2010

sEpa YEAR	2009	2010 Jan
Atla Visitor Arrivals
Total a)	21'752'751	2'046'556
Growth rate	(-5.2% )	(+6.8% )
Same-day Visitor	11,350,852	1,040,977
% of Total	52.2%	50.9%
- Overnight Stay % of Total	10,401,899	1,005,579
	47.8%	49.1%
- By Sea	8,684,809	799,594
Growth rate	(-5.3%)	(-0.2%)
- By Land i)	11,448,843	1,098,588
Growth rate	(-5.3%)	(+9.9%)
- By Air	1,619,099	148,374
Growth rate	(-2.8%)	(+30.2%)
Macau International Airport e)	4,250,249	358,902
No. of passengers	(-16.6%)	(+5.0%)
Growth rate
No. of Airlines served in Macau	11	12
No. of Air Services Agreements	46	46
No. of Destinations	26	27
ArillaRffitla Macau Resident Departure
Total a)	24'996'957	2'133'888
Growth rate
	(-0.42% )	(-5.77% )
- By Sea ii)	1,161,615	94,177
Growth rate	(+0.5%)	(-12.9%)
- By Land i)	23,634,460	2,028,844
Growth rate	(-0.5%)	(-5.2%)
- By Air	200,882	10,867
Growth rate	(+6.6%)	(-32.9%)
a)
Macau Residents Traveling in Package Tours	206,292	12,842
Growth rate a)	(-10.0%)	(-29.2%)
Macau Residents Traveling under Individual	464,300	28,471
Arrangements with the Assistance of Travel Agencies	(+23.1%)	(-4.5%)
Growth rate

sEpa YEAR	2009	2010 Jan
mEA-mq- Tourism Industry Information
Hotel Establishments a) Number b) Difference Rooms available b) Growth rate Occupancy Rate Difference	92 (+4) 20'316 (+8.9%) 71.57 (-2.9)	92 20'316 81.65 (+16.0)
Overnight Guests	6'714'413	664'403
Growth rate	(+2.7%)	(+26.6%)
Length of Stay (nights)	1.50	1.48
Difference	(+0.06)	(+0.1)
Average Room Rate d) iii) (MOM)	976.7	1'044.8
(USD )	122.1	130.6
Growth rate	(-3.5%)	(-13.5%)
b) No. of Travel Agencies	142	142
Growth rate	(+7.6%)
No. of Tour Guides b)	1'342	1'354
Growth rate	(+4.2%)
b) No. of Restaurants	300	300
Growth rate	(+6.8%)
b) No. of Bars	154	154
Growth rate	(+6.2%)
b No. of Sauna and Massage	48	48
Growth rate	(+6.7%)
OK No. of Karaoke b)	73	72
Growth rate	(+10.6%)
	18	17
MGTO Representatives iv)

sEpa YEAR	2009	2010 Jan
mEAvemilm. Economic Impact of Travel & Tourism (MOP$ )
143'091.5 (+1.3%)
Gross Domestic Product (10[6]MOP) a)v)
Growth rate
ma Tourism
132'907.6
Total Visitor Expenditure (10[6]MOP ) a)	(+6.8%)
Growth rate
_ Gaming expense	117'387.5
Growth rate	(+9.6%)
_ Accommodation & others expense	15'520.1
( excluding gaming expense)	(_10.9%)
Growth rate
Per-capita spending (MOP ) a)
1'616
All Markets
Growth rate	(_6.5%)
Nva Gaming
( ) (10[6]MOP ) a) Gross Gaming Receipt (Gratuities Excluded )	120'383.0	14'047.6
Growth rate	(+9.6%)	(+62.4%)
No. of casinos f)	33
No. of gaming table f)	4,770
No. of slot machines f)	14,363
lft-HRNMEMaii
Meetings' Incentives' Conventions & Exhibitions (MICE )
- No. of Events a)
Growth rate	1'485
_ No. of Participants a)	660'881
Growth rate
Public Finance c)
Total Revenue (10[6] MOP )	57'641.0	5'000.8
	41,870.0	4,267.0
vi) _ Gambling Tax

Growth rate	(+5.8%)	(+45.9%)
	263.5	__
vii) _ Tourism Tax
Total Expenditure	33'824.6	527.3

sEpa YEAR	2009	2010 Jan
mEAvelmil9w. Economic Impact of Travel & Tourism (USD )
	17'886.4

Gross Domestic Product (10[6] USD ) a)v)

Growth rate	(+1.3%)
ma Tourism
	16'613.5
Total Visitor Expenditure (10[6]USD ) a)	(+6.8%)
Growth rate
_ Gaming expense	14'673.5
Growth rate	(+9.6%)
_ Accommodation & others expense	1'940.0
( excluding gaming expense)	(_10.9%)
Growth rate
Per-capita spending (USD ) a)	202.0
All Markets	(_6.5%)
Growth rate
Nva Gaming
( ) (10[6] USD ) a)
Gross Gaming Receipt (Gratuities Excluded )	15'047.9	1'756.0
Growth rate	(+9.6%)	(+62.4%)
No. of casinos f)	33
No. of gaming table f)	4,770
No. of slot machines f)	14,363
ai Public Finance c)
Total Revenue (10[6] USD )	7'205.1	625.1
	5,233.8	533.4
vi) _ Gambling Tax

Growth rate	(+5.8%)	(+45.9%)
	32.9	__
vii) _ Tourism Tax
Total Expenditure	4'228.1	65.9

IMPI-Pla GLOBAL INDICATORS

Note:

i)

Land arrivals —From 17 September 2005 to 30 April 2007, Lotus Bridge checkpoint was closed to passenger traffic. From 1 May 2007, Lotus Bridge checkpoint is opened to passenger traffic.

ii)

Including Macau residents departure at the heliport of outer harbour

iii)

5 Star Hotels: Altira, Grand Waldo; Lisboa; Grand Lapa; MGM Grand Macau, New Century; Pousada de Sao Tiago; Riviera; Royal; Sands, Star World; Sofitel Macau At Ponte 16, The Landmark; Venetian Macau Resort Hotel, Westin Resort; Wynn; L'arc New World 4 Star Hotels: Beverly Plaza; Metropark; Grandview; Holiday Inn; President; Casa Real; Pousada Marina Infante; Golden Dragon; Rio;Hard Rock 3 Star Hotels: Fortuna; Guia; Kingsway; Metropole; Emperor; Sintra; Grand Emperor; Rocks; Waldo

iv)

List of MGTO representatives: Hong Kong SAR; Taiwan,China; Japan; Republic of Korea; Singapore; Malaysia; Thailand; Philippines; United States; United Kingdom and Republic of Ireland; German-speaking markets; Indonesia; India; Australia/New Zealand; Portugal; Macau Economic and Trade Office: Belgium; Representative Office of Government of Macau SAR in Beijing, Tourism Section: Mainland China

v)

Figures with constant (2002) prices of the publication "Estimates of GDP" by Statistics and Census Service

vi)

Figures only include direct taxes from gambling of "Public Revenue" by Finance Services Bureau

vii)

The tourism tax of December this year is shown in January next year.

a)

Statistics & Census Service

b)

Macau Government Tourist Office

c)

Finance Services Bureau

d)

Macau Hotel Association

e)

Administration of Airports Ltd.

f)

Gaming Inspection & Coordination Bureau

r

Rectified data

K

According to Statistics & Census Service, the visitor arrivals figures from year 2008 onward will not include other non-resident namely workers, students, etc

Endnotes

2009-2010

I.

— 2005 9 17

2007 4 30

2007 5 1

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